Exhibit 2.1

D ate : 06/ 06 /20 1 6 Rec e ipt Num b er : 6 5 21699 Amou nt Palct: 3 7 .o o ARTICLES OF AMENDMENT AND RESTATEME T OF THE ARTICLES OF INCORPORATION OF DIMICRON, INC. (Ado(}ting Second Amended and Restated Articles of Inco11>0ration) RECEIVED AUG O 8 2016 Utan Div. of Corp . & Ccimm. Code Di micron , Inc . . a corporal.ion organized and existing under the laws of tJ1e State of Utah , hereby certifies that : ONE : The name of said corporation is Dimicron , Inc . The Articles of Incorporation of said corporation were filed witJ 1 the Utah Division of Corporations and Commercial Code of tJ 1 e State of Utah on Febmal) 1 7 , 1997 , as subsequenUy amended from time to time . TWO : The Board of Directors and Shareholders of the Corporation have approved and adopted Second Amended and Restated Articles of Incorporation , which read as set forth in full begi 1 ming on the ne} . t page hereof . THREE : The Second Amended and Restated Articles of Incorporation restate and integrate and further amend the Articles of Incorporation of said corporation by eliminating any references to the Series A Preferred Stock , no shares of which are outstanding and which series has previously been returned to the status of auU 10 rized , unissued , and unde sig nated preferred stock . FOUR : These Second Amended and Restated Articles of lncor oration were approved by the Board of Directors of said Corporation on 1 2/zY/6 1 crn d b y the Shareholders on 10 . FIVE: The designation , number of outstanding shares , and number of votes entitled to be cast by each voting group entitled to vo te separatel y on the Second Amended and Restated Articles of Incorporation is shares of Common Stock and shares of Series B Preferred Stock voling together as a single voli n g group , o·f 7 whic!h I J 17 ' 1672 l shares of Common Stock and Series B Preferred Stock were indisputably represented at U 1 e meeting (or executed the written consent) at or through which U 1 e Second Amended and Restated Articles of Incorporation were considered and approved . The Second Amended and Restated Articles of Incorporation were duly approved by the stockholders of said Corporation in accordance with the applicable provisions of the Utah Revised Business Corporation Act , with}A . ' 11 . Z,b . (l ... l shares of Common Stock and Series B Preferred Stock voting in favor of the Second Amended and kestated Articles of Incorporation , crnd zero (0) shares of Common Stock and Series B Preferred Stock voting against the Amended and Restated Articles of Incorporation , and zero (0) shares of Common Stock and Series B Preferred Stock abstaining . IN WITNESS WHEREOF , the Co .o/alion has caused U1 ese Articles of Amendmeut and Restatement Lo b e signed this jQ_ da y of ¼4C , , 20 Y, - ); DIMICRON, INC., a Utah corporation State of Utah Dep.irtm5:rn ,t Commerc:e Division of Corporations and Comm.. rcial Code I hereby certified tha U I foregoin e1 - vn fl l r d and a oprovex:I on t h 1, .LIO - day ef 20 ..J..b I i:iis office of this Div isi on and hereb fssuad This Certificate thereof . , Date 8 - \ D - \ b Division Director

ARTICLES OF AMENDMENT AND RESTATEMENT
OF THE
ARTICLES OF INCORPORATION
OF
DIMICRON, INC.

AUG 8 '16 PM3
RECEIVED
AUG 08 2016
Utah Div. of Corp. & Comm. Code

(Adopting Second Amended and Restated Articles of Incorporation)

MTM

Dimicron, Inc., a corporation organized and existing under the laws of the State of Utah, hereby certifies that:

ONE: The name of said corporation is Dimicron, Inc. The Articles of Incorporation of said corporation were filed with the Utah Division of Corporations and Commercial Code of the State of Utah on February 7, 1997, as subsequently amended from time to time.

TWO: The Board of Directors and Shareholders of the Corporation have approved and adopted Second Amended and Restated Articles of Incorporation, which read as set forth in full beginning on the next page hereof.

THREE: The Second Amended and Restated Articles of Incorporation restate and integrate and further amend the Articles of Incorporation of said corporation by (a) eliminating any references to the Series A Preferred Stock, no shares of which are outstanding and which series has previously been returned to the status of authorized, unissued, and undesignated preferred stock, and (b) [any other].

FOUR: These Second Amended and Restated Articles of Incorporation were approved by the Board of Directors of said Corporation on [______] and by the Shareholders on [________].

FIVE: The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Second Amended and Restated Articles of Incorporation is [______] shares of Common Stock and shares of Series B Preferred Stock voting together as a single voting group, of which [________] shares of Common Stock and Series B Preferred Stock were indisputably represented at the meeting (or executed the written consent) at or through which the Second Amended and Restated Articles of Incorporation were considered and approved. The Second Amended and Restated Articles of Incorporation were duly approved by the stockholders of said Corporation in accordance with the applicable provisions of the Utah Revised Business Corporation Act, with [_______] shares of Common Stock and Series B Preferred Stock voting in favor of the Second Amended and Restated Articles of Incorporation, and zero (0) shares of Common Stock and Series B Preferred Stock voting against the Amended and Restated Articles of Incorporation, and zero (0) shares of Common Stock and Series B Preferred Stock abstaining.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed this _____ day of ___________, 2015.

DIMICRON, INC.,
a Utah corporation

By:________________________________
Name:______________________________
Title: President

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DIMICRON, INC . a Utah Corporation ARTICLE I The name of this corporation is Dimicron , Inc . (the "Corporation"). RECEIVED AUG O 8 2016 Utah Div . of Corp . & Cimm. Cod ARTICLE II The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act (inclusive of any successor act and as amended from time to time , the " Act " ) . ARTICLE Ill A. Classes of Stock . The Corporation is authorized to issue two classes of stock to be designated , respectively , " Common Stock " and " Preferred Stock " . Each share of Common Stock and Preferred Stock has a par value of $ 0 . 00 I per share . The total number of shares which the Corporation is authorized to issue is two hundred fifty million ( 250 , 000 , 000 ) shares . Two hundred million ( 200 , 000 , 000 ) shares shall be Common Stock and fifty million ( 50 , 000 , 000 ) shares shall be Preferred Stock . Of the authorized shares of Preferred Stock , the Corporation has created a Series B Preferred Stock , fixed the number of shares of such series at 8 , 514 , 000 shares of Series B Preferred Stock and designated the preferences , limitations and relative rights of the Series B Preferred Stock , which are as are a set forth on Exhibit A hereto , which Exhibit A is incorporated herein by reference . B. Rights, Preferences, and Restriction s of Preferred Stock . The Preferred Stock authorized by these Amended and R estated Articles of Incorporation ma y be issued from time to time in one or more series . The Bo a rd of Director s is h ereby authorized to create one or more series of Preferred Stock , fix the number of shares of any such series and designated the rights , preferences , privileges , and restrictions granted to or imposed upon any such additional series of Preferred Stock , all within the limits set forth in Section 16 - 10 a - 60 I or any successor provision of the Act . The intent of this Section B of Article Ill is to grant the Board of Directors all right and authority permitted to be granted to the Board of Directors under Section 16 - 10 a - 602 or any successor provision of the Act , subject to any unwaivable limitations set forth therein . Without limiting the generality of the foregoing , and subject to compliance with applicab l e protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in this Corporation's Articles of Incorporation as the same may be amended from time to time ("Protective Provisions") , but notwithstanding any other rights of the Preferred Stock or any series thereof , the rights , privileges , preferences , and restriction s of any such additional series may be , in any respect , subordinated to , pari passu with , or se nior to any of those of any present or future class or series of Preferred Stock or Common Stock . Subject to compliance with applicable Protective Provisions , the Board of Directors is also authorized to increase or decrease the number of shares of s uch series then outstanding . In case the number of s hares of any se ri es shall be so decreased , the shares constituting such decrease shall resume the status which they had prior to the adoption of the re so lution originally fixing the number of shares of such series . C. Common Stock . I. Dividend Rights . Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends , the holders of the Common Stock sha ll be entitled to receive , when and as declared by the Board of Director s, out of any assets of the Corporation l egally available therefor , such dividends as may be declared from time to time by the Board of Directors . A - I

A - 2 2 . Liquidation Rights . Subject to the prior rights of all classes of stock at the time outstanding having prior rights ·as to liquidation, and after payment or the setting aside of all amounts necessary for the satisfaction of the Corporation's obligations, the holders of the Common Stock shall be entitled to receive all amounts legally available for distribution on a liquidation, dissolution, or winding up of the Corporation . 3. Redemption. The Common Stock is not redeemable. 4 . Voting Rights . The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law . ARTICLE IV Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the bylaws of the Corporation . ARTICLE V The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders . ARTICLE VI Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. ARTICLE VII Meetings of stockholders may be held within or without the State of Utah, as the bylaws may provide . The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Utah at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation . ARTICLE VIII A director of this Corporation shall, to the full extent permitted by the Act, as it now exists or as it may hereafter be amended, not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director . Neither any amendment nor repeal of this Article Vlll, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision . ARTICLE IX The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation .

A - 1 Exhibit A to Second Amended and Restated Articles of Incorporation DESCRIPTION OF THE RIGHTS, PRIVILEGES, PREFERENCES, AND OBLIGATIONS OF THE SERIES B PREFERRED STOCK OF DIMICRON, INC. The rights, preferences, privileges, and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below. · I. Purchase Price . The purchase price per share of Series B Preferred Stock shall be $1.05 (the "Purchase Price Per Share"). 2. . Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the Purchase Price Per Share for each outstanding share of Series B Preferred Stock, and (ii) an amount equal to any cumulative or declared dividends not previously paid on each such share . If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder . (b) After the distribution described in subsection (a) above has been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of common Stock held by each . (c)(i) For purposes of this Section 3 , a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected for the purpose of changing the domicile of this Corporation) ; or (B) a sale of all or substantially all of the assets of the Corporation ; unless, in the case of either (A) or (B), (i) this Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this Corporation's acquisition or sale or otherwise) hold at least 50 % of the voting power of the surviving or acquiring entity, or (ii) the holders of a majority of the then outstanding Series B Preferred Stock agree that any such transaction shall not constitute a liquidation, dissolution or winding up, and the surviving entity agrees to accept all obligations with respect to the Series B Preferred Stock . (ii) In any such event, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows: (A) With respect to securities not subject to investment letter or other similar restrictions on free marketability: (I) If traded on a securities exchange or through Nasdaq National Market System, the values shall be deemed to be the average of the closing prices of the

A - 2 secunt1es on such secunt1es exchange or market over the thirty - day period ending three trading days prior to the closing; (2) If actively traded over - the - counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty - day period ending three trading days prior to the closing ; and (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock . (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)( I), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock . (iii) This Corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than such notice is provided to the holders of Common Stock of the Corporation and shall also notify such holders in writing of the final approval of such transaction . Such notice shall contain the information provided to the holders of Common Stock with respect to the proposed transaction . 3. Redemption. At any time, the Corporation can elect to redeem all or a portion of the Series B Preferred Stock then outstanding by providing a written notice to all holders of Series B Preferred Stock at least thirty (30) days prior to the date set for the redemption (the "Series B Redemption Date") . The redemption price shall be paid in cash in an amount per share equal to the Purchase Price Per Share of such shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all cumulative or declared dividends on such shares that have not previously been paid (the "Series B Redemption Price") . If less than all of the outstanding Series B Preferred Stock are to be redeemed, the number of shares to be redeemed from each holder shall be pro rata, based on total number of shares of Series B Preferred Stock held by such holder . (b) Written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series B Redemption Date, the Series B Redemption Price, the place which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice") . Each holder of Series B Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled . In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares . (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever .

A - 3 4. Conversion . The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights") : (a) Right to Convert . Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series B Preferred Stock, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Purchase Price Per Share plus any cumulative or declared dividends that have not previously been paid by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion . The initial Conversion Price per share for shares of Series B Preferred Stock shall be $ 1 . 05 per share ; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4 (c) . (b) Mechanics of Conversion . Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock or a Promissory Note, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued . This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock or the Promissory Note to which such holder shall be entitled as aforesaid . Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock or Promissory Note issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or Promissory Note, as applicable, as of such date . If the conversion is in connection with an underwritten public offering of securities, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities . (c) Conversion Price Adjustments of Preferred Stock . The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows : (i) in the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents . (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred

A - 4 Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares . (d) Recapitalizations . If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a stock dividend, subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 3 ) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of _stock of other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization . In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable . (e) No Impairment . This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment . (t) No Fractional Shares and Certificate as to Adjustments . (i) No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one - half being rounded upward) . Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion . (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 4 , this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based . This Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Prices for such series of Preferred Stock at the time immediately prior to and after such adjustment or readjustment, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock . Such certificate shall be binding, absent a showing of manifest error . (h) Notices of Record Date . In the event that this Corporation sets a record date to determine the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the record date is to be set for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right .

A - 5 (i) Reservation of Stock Issuable Upon Conversion . This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock ; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation . (j) Notices . Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock shall he deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation . 5. Voting Rights . Except as provided by law, the Preferred Stock will vote as a single class with the common stock on all matters presented to the shareholders . Each share of Preferred Stock shall be entitled to that number of votes equal to the number of shares of common stock into which it is convertible . If a shareholder elects to convert shares of Preferred Stock into debt, the voting rights pertaining to the Preferred Shares converted will terminate . 6. Protective Provisions . Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock : (a) take any action that would in any manner alter or change the rights, preferences or privileges of the Series B Preferred Stock ; or (b) amend or waive any provision of the Articles of Incorporation or bylaws of the Corporation in such a manner that would adversely affect the rights of the holders of Series B Preferred Stock ; provided that, the issuance of one or more series of preferred stock, whether or not with rights or privileges superior to the Series B Preferred Stock, shall not be deemed to adversely affect the rights of the holders of Series B Preferred Stock . 7. Status of Converted or Redeemed Stock . In the event any shares of Series B Preferred Stock shall be redeemed or converted pursuant to Section 4 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not again be issuable as Series B Preferred Stock by this Corporation . 8. Severability of Provisions . Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof . End